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                                  EXHIBIT 5.1



                                              Robert L. Jones, Esq.
                                              Direct: (650) 843-5034
                                              Internet: jonesrl@cooley.com



April 28, 2000



Exelixis, Inc.
260 Littlefield Avenue
South San Francisco, CA 94080


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Exelixis, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 4,995,054 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to the Company's 1997 Equity Incentive Plan, 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan (collectively the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Amended and Restated Certificate of Incorporation and Bylaws and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and the related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


Cooley Godward llp



By: /s/ Robert L. Jones
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        Robert L. Jones